Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

Terra Income Fund 6, Inc.

New York, New York

We hereby consent to the use in the Prospectus constituting a part Post-Effective Amendment No. 3 to Form N-2 dated April 20, 2016 (the “Registration Statement”) of our report dated December 24, 2015, relating to the financial statements of Terra Income Fund 6, Inc., which is contained in the Registration Statement.

We also consent to the reference to us under the caption “Independent Registered Public Accounting Firm” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

April 20, 2016